EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
No. 2-85554 of Syms Corp and Subsidiaries on Form S-8 of our report dated February 24, 1995 (which report was unqualified and included an explanatory paragraph indicating a change in accounting method for income taxes in 1993), appearing in the Annual Report on Form 10-K of Syms Corp for the fiscal year ended December 31, 1994.


Deloitte & Touche, LLP
New York, New York
March 16, 1995












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